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                          Exhibit 12.2

           REDWOOD EMPIRE BANCORP AND SUBSIDIARIES

       COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
          AND PREFERRED STOCK DIVIDEND REQUIREMENT
                  (in thousands, except ratios)


                                                            Year Ended
                                                            December 31
                                                               1995
                                                            -----------
EXCLUDING INTEREST ON DEPOSITS

Net income                                                   $3,313
Tax provision                                                 2,359
Other interest expense                                        4,941
                                                             -------

Earnings before taxes and fixed charges                     $10,613
                                                            -------
                                                            -------

Fixed charges per above                                      $4,941
Preferred stock dividends                                       336
                                                            -------

Fixed charges including preferred stock dividends            $5,277
                                                            -------
                                                            -------

Ratio of earnings to fixed charges and preferred stock
  dividend requirements                                        2.01
                                                            -------
                                                            -------

INCLUDING INTEREST ON DEPOSITS

Fixed charges, including preferred stock dividends           $5,277
Interest on deposits                                         22,730
                                                            -------

Total fixed charges and interest on deposits                $28,007
                                                            -------
                                                            -------

Earnings before taxes and fixed charges, per above          $10,613
 Interest on deposits                                        22,730
                                                            -------

Total earnings before taxes, fixed charges and
   interest on deposits                                     $33,343
                                                            -------
                                                            -------

Ratio of earnings to fixed charges                             1.19
                                                            -------
                                                            -------

Surplus                                                      $5,336
                                                            -------
                                                            -------


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The 1995 earnings are adequate to cover fixed charges by the amount noted above.